REGISTRATION NO. 333-60766

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-3/A

POST EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________

QUESTAR PIPELINE COMPANY

(Exact name of registrant as specified in its charter)

UTAH                                                               4922                                                   87-0307414

(State or other                                              (Primary Standard                                             (I.R.S.

jurisdiction of                                                       Industrial                                                Employer

incorporation                                                   Classification                                         Identification

or organization)                                                 Code Number)                                          Number)

___________________

180 East 100 South

P.O. Box 45360

Salt Lake City, Utah 84145-0360

(801) 324-5555

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

_____________________

Connie C. Holbrook, Esq.

Questar Pipeline Company

180 East 100 South

P.O. Box 45360

Salt Lake City, Utah 84145-0360

(801) 324-5202

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

_________________________

Copies to:

Richard J. Grossman, Esq.                                                                            Paul C. Pringle, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP                                           Sidley Austin Brown & Wood LLP

Four Times Square                                                                            555 California Street, Suite 5000

New York, New York 10036                                                                   San Francisco, California 94104

_________________________

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  G

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  G  Not applicable

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  G

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  G

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  G

_________________________

EXPLANATORY STATEMENT

On May 11, 2001, Questar Pipeline Company (the “Company”) filed a Registration Statement on Form S-3 (No. 333-60766) (the “Registration Statement”) relating to the registration of an aggregate $250,000,000 of the Company’s medium-term notes (“Debt Securities”).  An aggregate of $70,000,000 of Debt Securities remains unsold.  This Post-effective Amendment No. 1 to the Registration Statement is being filed to remove all Debt Securities registered under the Registration Statement and remaining unsold by the Company as of the date of this filing.

Item 16.

Exhibits

Item No.

Description

1.1

Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to its Registration Statement to be filed on its behalf by the undersigned thereunto duly authorized, in Salt Lake City, Utah, on the 28th day of June.

QUESTAR PIPELINE COMPANY

 /s/ S. E. Parks

S. E. Parks

Vice President and

 Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on  June 28, 2004.

*Keith O. Rattie

Chairman of the Board

*Alan K. Allred

President and Chief Executive Officer, Director

*Teresa Beck

Director

*L. Richard Flury

Director

*Gary G. Michael

Director

 /s/ S. E. Parks

S. E. Parks

Attorney in Fact

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Alan K. Allred and S. E. Parks, and each of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, in him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form S-3 (No. 333-60766) for Questar Pipeline Company, and to file the same, with all exhibits, with the Securities and Exchange Commission, hereby ratifying and confirming and our signatures as they may be signed by the attorneys in fact appointed herein to the documents described above.

Signature

Title

Date

 /s/ Keith O. Rattie

Chairman of the Board

 June 28, 2004

Keith O. Rattie

Director

 /s/ Alan K. Allred

President and Chief

 June 28, 2004

Alan K. Allred

Executive Officer

Director

 /s/ S. E. Parks

Vice President and Chief

 June 28, 2004

S. E. Parks

Financial Officer

 /s/ Teresa Beck

Director

 June 28, 2004

Teresa Beck

 /s/ L. Richard Flury

Director

 June 28, 2004

L. Richard Flury

 /s/ Gary G. Michael

Director

 June 28, 2004

Gary G. Michael